As filed with the Securities and Exchange Commission on February 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERRY PLASTICS GROUP, INC.

(Exact name of each registrant as specified in its charter)

Delaware	3089	20-5234618
(State or other jurisdiction of incorporation)	(Primary Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Oakley Street

Evansville, IN 47710

(812) 424-2904

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan D. Rich

Chief Executive Officer

101 Oakley Street

Evansville, IN 47710

(812) 424-2904

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Nussbaum

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share of Berry Plastics Group, Inc.	–	–	–	–
Preferred Stock, $0.01 par value per share of Berry Plastics Group, Inc.	–	–	–	–

(1)	Not required, pursuant to General Instruction II.E of Form S-3.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Berry Plastics Group, Inc.

Common Stock

Preferred Stock

Berry Plastics Group, Inc. (“Berry”) may offer and sell from time to time common stock and preferred stock (including preferred stock that may be convertible into or exercisable or exchangeable for shares of common stock or preferred stock). We may offer and sell these securities from time to time separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.

In addition, selling stockholders, who will be named in a prospectus supplement and who may be our affiliates, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of shares of our common stock to be offered by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our common stock and we will bear the remaining expenses.

This prospectus provides a general description of the securities that we or the selling stockholders may offer. Each time we and/or one or more selling stockholders offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and, if one or more selling stockholders is offering and selling securities, the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you make your investment decision. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Berry Plastics Group, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “BERY.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus. You should carefully review the risks and uncertainties contained in the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 19, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the automatic shelf registration process, we and/or the selling stockholders to be named in one or more prospectus supplements may offer and sell, from time to time, our common stock or preferred stock in one or more offerings.

Each time we or one or more selling stockholders sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the terms of the offering. In addition, if one or more selling stockholders sell securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholders. The prospectus supplement may include a discussion of risk factors or other special considerations that apply to the securities being offered and sold. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only as so modified or superseded.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should read both this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and any free writing prospectus that we may distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part, which you can find on the SEC website and at the SEC offices described under the heading “Where You Can Find More Information.” We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement of which this prospectus forms a part, you should refer to that agreement or document for its complete contents, as statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries.

You should not assume that the information in this prospectus or any accompanying prospectus supplement or document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document, and neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus, nor any distribution of securities pursuant to such documents, shall create any implication that there has been no change in the information set forth or incorporated in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of the applicable document.

Neither we nor the selling stockholders are making an offer to sell or soliciting an offer to purchase any securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise indicated or unless the context otherwise requires, the terms “Berry,” the “company,” “we,” “our” and “us” refer to Berry Plastics Group, Inc. and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any accompanying prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that Berry makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Number 001-35672) prior to the termination of the offering of securities under this prospectus (excluding information deemed to be furnished and not filed with the SEC), which shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing thereof:

•	Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013;

•

The information responsive to Part III of Form 10-K for the fiscal year ended September 28, 2013 provided in Berry’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014;

•	Quarterly Report on Form 10-Q for the quarterly period ended December 28, 2013, filed with the SEC on January 31, 2014;

•	Current Reports on Form 8-K filed on October 7, 2013, October 8, 2013, November 18, 2013, November 22, 2013 (excluding Item 2.02 and related Exhibit 99.1), January 7, 2014 and January 29, 2014; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 28, 2012.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following:

Berry Plastics Group, Inc.

101 Oakley Street

Evansville, IN 47710

Attention: General Counsel

(812) 424-2904

INDUSTRY AND MARKET DATA

This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may contain, “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on, and speak only as of, the date of the applicable document in which they are contained.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under the heading “Risk Factors” and elsewhere in this prospectus and any prospectus supplement, as well as documents incorporated by reference into this prospectus or any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis;

•	performance of our business and future operating results;

•	risks related to our acquisition strategy and integration of acquired businesses;

•	reliance on unpatented know-how and trade secrets;

•	increases in the cost of compliance with laws and regulations, including environmental, safety, production and product laws and regulations;

•	risks related to disruptions in the overall economy and the financial markets that may adversely impact our business;

•	catastrophic loss of one of our key manufacturing facilities, natural disasters and other unplanned business interruptions;

•	risks of competition, including foreign competition, in our existing and future markets;

•	general business and economic conditions, particularly an economic downturn;

•	the ability of our insurance to cover fully our potential exposures; and

•	the other factors discussed in the section of this prospectus and the documents incorporated by reference herein under the headings “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

THE COMPANY

We are a leading provider of value-added plastic consumer packaging and engineered materials with a track record of delivering high-quality customized solutions to our customers. Our products utilize our proprietary research and development platform, which includes a continually evolving library of Berry-owned molds, patents, manufacturing techniques and technologies. We sell our solutions predominantly into consumer-oriented end-markets, such as food and beverage, healthcare, and personal care. We believe our customers look to us for solutions that have high consumer impact in terms of form, function, and branding. Representative examples of our products include drink cups, thin-wall containers, bottles, specialty closures, prescription vials, specialty films, tape products, and corrosion protection materials.

We believe that we have created one of the largest product libraries in our industry, allowing us to be a comprehensive solution provider to our customers. We have more than 13,000 customers, which consist of a diverse mix of leading national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with, and we believe partial to, our brand. In fiscal 2013, no single customer represented more than 3% of net sales and our top ten customers represented 18% of net sales. We believe our manufacturing processes and our ability to leverage our scale to reduce expenses on items, such as raw materials, position us as a low-cost manufacturer relative to our competitors. For example, we believe based on management estimates that we are one of the largest global purchasers of plastic resins, at more than 2 billion pounds per year, which gives us scaled purchasing savings.

We organize our business into four operating divisions: Rigid Open Top, Rigid Closed Top (which together make up our Rigid Packaging business), Engineered Materials, and Flexible Packaging. Additional financial information about our business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements,” each of which is incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013.

Berry was incorporated in Delaware on November 18, 2005. The principal executive offices of Berry are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. We also maintain an Internet site at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in the documents that are incorporated in this prospectus or any applicable prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risks and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for general corporate purposes. We will not receive any proceeds from the sale of the securities by selling stockholders, and we will bear all expenses, other than any underwriting commissions and discounts, attributable to the sale of securities by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth Berry’s ratio of earnings to fixed charges. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, which is incorporated by reference in this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Quarterly Period Ended			Fiscal Year Ended
	December 28, 2013	December 29, 2012		September 28, 2013	September 29, 2012		October 1, 2011		October 2, 2010		September 26, 2009
Ratio	1.1x	0.8x	(a)	1.3x	1.0x	(a)	—	(a)	—	(a)	1.8x

(a)	Earnings, as adjusted, were inadequate to cover fixed charges by $164 million, $349 million and $1 million, respectively, for the fiscal years ended October 2, 2010, October 1, 2011 and September 29, 2012, and by $16 million for the quarterly period ended December 29, 2012.

Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends are the same.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time of shares of our common stock by selling stockholders. Where applicable, information about selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders may include certain of our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and of specific provisions of Delaware law.

General

Our capital stock consists of a total of 450 million authorized shares, of which 400 million shares, par value $0.01 per share, are designated as common stock and 50 million shares, par value $0.01 per share, are designated as preferred stock. As of February 13, 2014, there were 116,605,593 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable, and the shares of our common stock offered in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Composition of Board of Directors; Election and Removal of Directors

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, the number of directors comprising our Board of Directors is determined from time to time by our Board of Directors, and only a majority of the Board of Directors may fix the number of directors. We currently avail ourselves of a transition period because we previously qualified for the “controlled company” exception under applicable national securities exchange corporate governance rules, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that we have compensation and nominating and corporate governance committees composed entirely of independent directors. The Board of Directors has taken, and will continue to take, all action necessary to comply with the applicable stock exchange rules, including appointing a majority of independent directors to the Board of Directors, and compensation and nominating and governance committees composed entirely of independent directors, by April 24, 2014, which is one year after the date we no longer qualified as a “controlled company.”

We currently have nine directors. Our bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors is elected at the annual meeting of stockholders, with such elections decided by plurality vote, each year, except as provided in the amended and restated stockholders agreement we entered into with Apollo Investment Fund VI, L.P., Apollo Investment Fund V, L.P. and their parallel investment funds (collectively, the “Apollo Funds”) and certain other stockholders in connection with our initial public offering. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Each director holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, except as provided in the amended and restated stockholders agreement, as described below. Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors that the company would have if there were no vacancies constitutes a quorum for all purposes.

The amended and restated stockholders agreement we entered into with the Apollo Funds and certain stockholders in connection with our initial public offering provides that, except as otherwise required by applicable law, if the Apollo Funds hold (a) at least 50% of our outstanding common stock, they will have the right to designate no fewer than that number of directors that would constitute a majority of our Board of Directors, (b) at least 30% but less than 50% of our outstanding common stock, they will have the right to designate up to five director nominees, (c) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to four director nominees, and (d) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate up to three director nominees. The agreement provides that if the size of the Board of Directors is increased or decreased at any time, the Apollo Funds’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. The amended and restated stockholders agreement provides that, except as otherwise required by applicable law, the company must take all action within its power to cause all persons nominated by the Apollo Funds pursuant to the provisions described above to be included in the slate of nominees recommended by the Board of Directors to our stockholders for election as directors at each annual meeting of our stockholders and must use all reasonable efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees. In addition, except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds and we are required to take all action within our power to cause such vacancy to be filled by the replacement designated by the Apollo Funds (including by promptly appointing such designee to the Board of Directors). If the Apollo Funds no longer own at least 10% of our outstanding common stock, they will have no right to designate director nominees under the amended and restated stockholders agreement. In addition, the amended and restated stockholders agreement provides that until such time as the Apollo Funds no longer beneficially own at least 25% of the total number of shares of our common stock outstanding at any time, the approval of a majority of the members of our Board of Directors, which must include the approval of a majority of the directors nominated by the Apollo Funds voting on the matter, is required for amendments to our certificate of incorporation and bylaws, certain business combinations, the incurrence of certain indebtedness, certain capital expenditures, the declaration of dividends or other distributions other than intra-company dividends or distributions, changes in the size of the Board of Directors and to approve certain other matters. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the Board of Directors or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Section 203 of the DGCL

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner prescribed therein. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “—Preferred Stock.”

Classified Board; Number of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and the number of directors on our Board of Directors may be fixed only by the majority of our Board of Directors, as described above in “—Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that stockholders are able to remove directors only by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors and only for cause. Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors then in office, although less than a quorum, except as provided in the amended and restated stockholders agreement, which provides that except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. Cumulative voting rights would be available to the holders of our common stock if our amended and restated certificate of incorporation did not negate cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our amended and restated certificate of incorporation does not permit stockholder action without a meeting by consent if less than 50.1% of our outstanding common stock is owned by the Apollo Funds and their affiliates. Our amended and restated bylaws also provide that special meetings of the stockholders may be called only by the Board or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Advance Notice Requirements for Stockholders Proposals and Director Nominations

Our amended and restated bylaws provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely has to be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Delaware Takeover Statute

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the DGCL, which would have imposed additional requirements regarding certain mergers and other business combinations.

All the foregoing proposed provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. In addition, under the amended and restated stockholders agreement, until such time as the Apollo Funds no longer beneficially own at least 25% of the total number of shares of our common stock outstanding at any time, the approval of a majority of the members of our Board of Directors, which must include the approval of a majority of the directors nominated by the Apollo Funds voting on the matter, is required for certain business combinations and to approve certain other matters. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that no officer or director of us who is also an officer, director, employee, managing director or other affiliate of the Apollo Funds or Graham Partners II, L.P. and its affiliates (“Graham”) will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to the Apollo Funds or Graham, as applicable, instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to the Apollo Funds or Graham, as applicable.

Amendment of Our Certificate of Incorporation

Under Delaware law, our amended and restated certificate of incorporation provides that it may be amended only with the affirmative vote of a majority of the outstanding stock entitled to vote in the election of directors;

provided that the Apollo Funds’ or Graham’s prior written consent is required for any amendment, modification or repeal of the provisions discussed above regarding the ability of Apollo Funds- or Graham-related directors, as applicable, to direct or communicate corporate opportunities to the Apollo Funds or Graham, as applicable.

Amendment of Our Bylaws

Our amended and restated bylaws provide that except as provided in the amended and restated stockholders agreement, they may be amended by the vote of a majority of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote or by the vote of a majority of the Board.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board of Directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions assist in attracting and retaining qualified individuals to serve as directors.

Listing

Shares of common stock are listed on the NYSE under the symbol “BERY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may enter into hedging transactions with respect to our securities. For example, we or such selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or any selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling stockholders pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

Our common stock is listed on the New York Stock Exchange under the symbol “BERY.” Common stock sold under this prospectus will be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon for us the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Berry Plastics Group, Inc., appearing in Berry Plastic Group, Inc.’s Annual Report (Form 10-K) for the fiscal year ended September 28, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Berry Plastics Group, Inc. (the “Registrant”) in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except the SEC registration, Financial Industry Regulatory Authority, Inc. and stock exchange filing and listing fees.

SEC registration fee	$	*
Stock exchange filing fee and listing fee		*	*
Transfer agent and registrar fees		*	*
Printing and engraving expenses		*	*
Legal and accounting fees and expenses		*	*
Financial Industry Regulatory Authority, Inc. filing fee		*	*
Miscellaneous		*	*
Total	$	*	*

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These estimated expenses are calculated based on the securities offered and the number of issuances and accordingly are not presently known.

Item 15.	Indemnification of Directors and Officers.

The Registrant is a Delaware corporation.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article X of our amended and restated certificate of incorporation provides for the indemnification of directors, officers, employees or agents to the fullest extent permitted by the DGCL. Article X of our amended and restated certificate of incorporation also provides that, in any action initiated by a person seeking indemnification, we shall bear the burden of proof that the person is not entitled to indemnification.

Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of our amended and restated certificate of incorporation includes such a provision.

Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Article X of our Amended and Restated Certificate of Incorporation permits us to maintain insurance, at our expense, to protect us or any directors, officers, employees or agents of the company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 16.	Exhibits.

The list of exhibits is set forth under “Index to Exhibits” at the end of this registration statement and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 19th day of February, 2014.

BERRY PLASTICS GROUP, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer)	February 19, 2014

/s/ James M. Till James M. Till	Controller (Principal Accounting Officer)	February 19, 2014

/s/ B. Evan Bayh B. Evan Bayh	Director	February 19, 2014

/s/ Anthony M. Civale Anthony M. Civale	Director	February 19, 2014

/s/ Donald C. Graham Donald C. Graham	Director	February 19, 2014

Signature	Title	Date

/s/ Joshua J. Harris Joshua J. Harris	Director	February 19, 2014

/s/ David B. Heller David B. Heller	Director	February 19, 2014

/s/ Carl J. Rickertsen Carl J. Rickertsen	Director	February 19, 2014

/s/ Ronald S. Rolfe Ronald S. Rolfe	Director	February 19, 2014

/s/ Robert V. Seminara Robert V. Seminara	Director	February 19, 2014

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Berry Plastics Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-K filed on December 17, 2012).

3.2	Bylaws, as amended, of Berry Plastics Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-K filed on December 17, 2012).

4.1	Form of Common Stock Certificate of Berry Plastics Group, Inc. (incorporated by reference to Exhibit 4.27 of Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-180294) filed on September 19, 2012).

4.2	Form of Preferred Stock Certificate of Berry Plastics Group, Inc.*

4.3	Income Tax Receivable Agreement, dated as of November 29, 2012, by and among Berry Plastics Group, Inc. and Apollo Management Fund VI, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-K filed on December 17, 2012).

4.4	Amendment No. 1 to the Amended and Restated Stockholders Agreement, by and among Berry Plastics Group, Inc., and the stockholders of the Corporation listed on Schedule A thereto, dated as of October 2, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-K filed on December 17, 2012).

5.1	Form of Opinion of Wachtell, Lipton, Rosen & Katz.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in signature pages).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.